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Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Benny T. Hu, President of The Taiwan Fund, Inc. (the "Fund"), certify that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:   /s/ Benny T. Hu
      --------------------------------------------
      Benny T. Hu
      President of The Taiwan Fund, Inc.

Date: May 6, 2004



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I, Carol Wang, Treasurer of The Taiwan Fund, Inc. (the "Fund"), certify that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:   /s/ Carol Wang
      --------------------------------------------
      Carol Wang
      Treasurer of The Taiwan Fund, Inc.

Date: May 6, 2004